Exhibit 99.1


                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600
                                                 Web site: www.czn.net
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

Contact:
Michael Bromley
Investor Relations
Corporate Communications
203.614.5218
mbromley@czn.com


             FORMER FCC COMMISSIONER KATHLEEN ABERNATHY APPOINTED TO
              BOARD OF DIRECTORS OF CITIZENS COMMUNICATIONS COMPANY


Stamford, Conn., April 10, 2006 - Former FCC Commissioner Kathleen Quinn Abernathy has been appointed to the Board of Directors of Citizens Communications Company (NYSE: CZN), the company announced today. Ms. Abernathy is a partner in the communications and information technology practice in the Washington, DC office of Akin Gump Strauss Hauer & Feld LLP. She advises clients on a wide variety of policy and regulatory issues related to the telecommunications and media fields and represents clients at both the federal and state levels as well as before various international and foreign regulatory agencies.

Immediately prior to joining Akin Gump, Ms. Abernathy served as a commissioner at the Federal Communications Commission. Nominated by President George W. Bush and confirmed unanimously by the U.S. Senate to a four-year term in 2001, she was responsible for representing the public interest in each of the policy areas under the FCC's jurisdiction, including wireless; domestic and international telecommunications; satellite; broadcast; cable; communications equipment manufacturers; and broadband, IP and other advanced communications technologies. She was intimately involved in developing and implementing domestic policy in each of these fields.

In addition, Ms. Abernathy chaired the Federal-State Joint Board on Universal Service and participated in numerous international bilateral and multilateral negotiations, including the 2002 International Telecommunication Union (ITU) Plenipotentiary Conference and the 2003 ITU World Radiocommunications Conference. She was appointed by the ITU to chair the 2004 ITU Global Symposium for Regulators.

"We are very pleased that Kathleen is joining our Board of Directors," said Maggie Wilderotter, Chairman and CEO. "She has distinguished herself within the communications industry and brings a strong knowledge of all aspects of communications to our company. She will be an enormous source of advice, counsel and expertise to Citizens Communications as it continues to evolve its operations, products and services. In addition, her knowledge of regulatory interests at all levels of state and federal government will be extremely beneficial to us as communications reforms continue."

Before joining the FCC as a commissioner, Ms. Abernathy served as vice president, public policy at BroadBand Office Communications, as vice president, regulatory affairs at US West and as vice president, federal regulatory at AirTouch Communications (a predecessor company to Verizon Wireless). Earlier in her career, she served as a legal advisor to two FCC commissioners and as a special assistant to the agency's general counsel.

Ms. Abernathy has been honored by several organizations for her professional achievements. She received the Forerunner Accolade in 2002 from Women in Cable and Telecommunications for her commitment to encouraging, developing and promoting women in the industry, and the Milestone Award in 2001 from Catholic University's Columbus School of Law for her exemplary service to the law school and outstanding achievement in the field of communications law. In addition, she was named one of the most powerful women in television by Electronic Media magazine.

Ms. Abernathy received her B.A. magna cum laude from Marquette University and her J.D. from Catholic University's Columbus School of Law.

About Citizens Communications Company

Citizens  Communications  Company (NYSE: CZN), is a full-service  communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and Internet services, as well as bundled offerings, ESPN360 streaming video, security solutions and specialized bundles for small businesses and home offices. Additional information about Frontier's products and services is available at www.frontier.myway.com and www.frontieronline.com. For more information about Citizens Communications, visit www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                      # # #